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                                                                     Exhibit 3.2
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                                FREE TRANSLATION
                                ----------------

                            First Amendment and Ratification of SHAREHOLDERS
                                                                ------------
                            AGREEMENT among BNDESPAR, the BUSINESS GROUP
                            ---------       --------      --------------
                            LORENTZEN, SOUZA CRUZ and the BUSINESS GROUP SAFRA,
                            ---------  ----------         --------------------
                            with the INTERVENIENCE of ARACRUZ CELULOSE S.A., as
                                     -------------    ---------------------
                            follows:

BNDES PARTICIPACOES S.A. - BNDESPAR, whole subsidiary of Banco Nacional de
-----------------------------------
Desenvolvimento Economico e Social - BNDES, with head office in the City of Brasilia, Federal Capital, at Banking Sector South, Group 1, Block E, BNDES building, 13th Floor, and office in this City of Rio de Janeiro, at 100, Republica do Chile Avenue, 20th Floor, enrolled with the Taxpayers Registry under No. 00.383.281/0001-09, herein represented as provided for in its By-Laws, hereinafter simply referred to as BNDESPAR;

ERLING SVEN LORENTZEN - Norwegian, born in Oslo, married, industrialist,
---------------------
resident and domiciled in this City, at 333, Visconde de Albuquerque Avenue, apartment 403-B, enrolled with the Taxpayers Registry under No. 021.948.307-82, bearer of identity card No. SE086.3797, undersigned ARAPAR S.A., a corporation
                                                    ------------
with head office and jurisdiction in the City of Serra, Espirito Santo State, at Atalydes Moreira Street, w/n, enrolled with the Taxpayers Registry under No. 29.282.803/0001-68, herein represented by its undersigned representatives; LORENTZEN EMPREENDIMENTOS S.A., a corporation with head office and jurisdiction
------------------------------
in this City, capital of the State of Rio de Janeiro, at 8, Augusto Severo Avenue, 7th Floor, enrolled with the Taxpayers Registry under No. 33.107.533/0001-26, by its undersigned representatives, hereinafter jointly referred to as BUSINESS GROUP LORENTZEN or party;
               ------------------------

JOSEPH YACOUB SAFRA, Brazilian, married, banker, resident and domiciled in the
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City of Sao Paulo, State of Sao Paulo, at 405, Professor Arthur Ramos Street,
16th Floor, enrolled with the Taxpayers Registry under No. 006.062.278-49, bearer of identity card No. RG2192208, herein represented by its attorney-in-fact, Moise Yacoub Safra; MOISE YACOUB SAFRA, Brazilian, married,
                                      ------------------
banker, resident and domiciled in the City of Sao Paulo, State of Sao Paulo, at 274, Rio de Janeiro Street, 8th Floor, enrolled with the Taxpayers Registry under No. 006.062.198-20, bearer of identity card No. RG-2042744; ALBATROZ
                                                                  --------
S.A., with head office and jurisdiction in the City of Sao Paulo, State of Sao
----
Paulo, at 2.100, Paulista Avenue, enrolled with the Taxpayers Registry under No. 57.912.396/0001-60, company that has

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succeeded BARUMIRIM ADMINISTRACAO DE BENS E PARTICIPACOES LTDA., and CANTAO
          -----------------------------------------------------      ------
IMOVEIS E REPRESENTACOES LTDA., by its undersigned representatives, hereinafter
-----------------------------
referred as BUSINESS GROUP SAFRA or party;


COMPANHIA SOUZA CRUZ INDUSTRIA E COMERCIO, an open capital corporation with
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head office and jurisdiction in this City of Rio de Janeiro, RJ, at 66,
Candelaria Street, Downtown, enrolled with the Taxpayers Registry under No. 33.009.911./0001-39, by its undersigned legal representatives, hereinafter simply referred to as SOUZA CRUZ or party; and

BILLERUD AKTIEBOLAG, a Swedish corporation with head office at 66.100 SAEFFLE,
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Sweden, by its undersigned representative who also has powers to receive summons, according to article 119 of Law No. 6.404/76, hereinafter simply referred to as BILLERUD or party;

with the intervenience of ARACRUZ CELULOSE S.A., an open capital corporation
                          ---------------------
with head office in this City, enrolled with the Taxpayers Registry under No. 42.157.511/0002, by its undersigned legal representatives, hereinafter referred to as ARACRUZ;

WHEREAS the signatories parties to this Amendment have entered into a Shareholders Agreement, dated January 22, 1988, whereby they have regulated the exercise of their voting rights resulting from their participations in the common voting shares of ARACRUZ;

WHEREAS BILLERUD AKTIEBOLAG has decided to sell the Three Million Five Hundred Thirty-Five Thousand Six Hundred Sixty-Six (3.535,666) voting shares owned by it and representing Five Point Eleven Per Cent (5.11%) of ARACRUZ'S voting capital, as well as the Five Thousand Four Hundred Thirty-Six (5,436) common shares belonging to its associated company known as Celulose da Beira Industrial S.A. - CELSI, representing 0.008% of ARACRUZ's voting capital

WHEREAS as a consequence of the bonus granted to them and of their division the referred to above shares now correspond to 10,606,998 and 16,308 shares of common stock, respectively;

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WHEREAS the BUSINESS GROUP LORENTZEN, the BUSINESS GROUP SAFRA and SOUZA CRUZ
have purchased the referred to above shares, at a percentage of One Third (1/3) or Three Million Five Hundred Forty-One Thousand One Hundred and Two (3.541.102) that represented, on the occasion of the purchase, One Point Seven Thousand and Sixty-Five Per Cent (1.7065%) to each one;

WHEREAS as a consequence of subsequent divisions and bonus each one of the three shareholding groups referred to above became entitled to Fifty-Seven Million Nine Hundred Fifty-Seven Thousand Four Hundred Eighty-One (57,957,481) shares of common stock, representing Twenty-Seven Point Nine Thousand Six Hundred Thirty-Eight Per Cent (27.9638%) of the total number of shares of common stock issued by ARACRUZ CELULOSE S.A.

WHEREAS the referred to above alterations do not affect the purposes that the signatories parties had in mind when they have entered into the Shareholders Agreement, in particular the fundamental objectives of the private national control jointly and proportionately held by the signatories parties;

the parties hereto have decided to enter into this First Amendment and Ratification Agreement of ARACRUZ CELULOSE S.A. Shareholders Agreement for the purposes of (a) exclude BILLERUD AKTIEBOLAG from the rights and obligations contained herein; (b) alter wording of Clause Nine thereof, and (c) ratify all other clauses and conditions thereof.

                                   CLAUSE ONE
                                   ----------

BILLERUD EXCLUSION: As a consequence of the sale of the shares then owned by it,
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BILLERUD AKTIEBOLAG shall not appear any more as signatory party of ARACRUZ
CELULOSE S.A. Shareholders Agreement and, as such, it is released from all rights and obligations referred to therein.

                                   CLAUSE TWO
                                   ----------

AMENDMENT TO CLAUSE NINE: Clause Nine of the Shareholders Agreement referred to
------------------------
herein will be in full force and effect with the following wording:

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CLAUSE NINE - LIMIT TO THE OWNERSHIP OF VOTING SHARES. Each party obligates
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itself to limit its participation in ARACRUZ's common voting capital stock to
Twenty-Seven Point Nine Thousand Six Hundred Thirty-Eight Per Cent (27.9638%).

                                  CLAUSE THREE
                                  ------------

RATIFICATION: The signatories parties of this AMENDMENT expressly ratify
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all other clauses of the Shareholders Agreement entered into on January 22,
1988, and agree that a copy of this First Amendment shall be filed at the head office of ARACRUZ who shall take care of its fulfillment and arrange for the registration thereof with the Registry of Documents and Deeds.

IN WITNESS WHEREOF, the parties have signed this agreement in Fourteen (14) equal copies jointly with the undersigned and identified witnesses.

Rio de Janeiro, June 30, 1989.

By BNDESPAR:

/s/ (illegible)                                                  /s/ (illegible)
RICARDO SOARES                                             ERLING SVEN LORENTZEN

By LORENTZEN EMPREENDIMENTOS S.A.:                               By ARAPAR S.A.:

/s/ (illegible)                                                  /s/ (illegible)

By SOUZA CRUZ:

/s/ (illegible)                                                  /s/ (illegible)

/s/ (illegible)                                                  /s/ (illegible)
JOSEPH YACOUB SAFRA                                           MOISE YACOUB SAFRA

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By ALBATROZ:

/s/ (illegible)

By BILLERUD:

/s/ (illegible)

Intervenient Party: ARACRUZ CELULOSE S.A.

/s/ (illegible)           /s/ (illegible)


WITNESSES:

/s/ (illegible)           /s/ (illegible)


                                    (stamp)

                        REGISTRY OF DOCUMENTS AND DEEDS
                                 2nd REGISTRAR
                       23, Buenos Aires Street, 6th Floor
                                 tel.: 263-7894
                                 Rio de Janeiro
This document has been presented today, for registration, and was annotated and microfilmed under No. 183131 of Entries Book and Registered under No. 2432220 of Book T4.

                              Rio, April 5, 1990.

                                /s/ (illegible)
                              Marcio Braga - Head
                           Enyr E. da Silva - Deputy